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                                                                     Exhibit 4.3

                               ITC/\DELTACOM, INC.
                              STOCK INCENTIVE PLAN

                        INCENTIVE STOCK OPTION AGREEMENT

ITC/\DeltaCom, Inc., a Delaware corporation (the "Company"), hereby grants an Option to purchase shares of its common stock, $.01 par value (the "Stock"), to the Optionee named below. The terms and conditions of the Option are set forth in this cover sheet, in the attachment and in the ITC/\DeltaCom, Inc. Stock Incentive Plan (the "Plan").

Grant Date:  __________________, 200__

Name of Optionee:  ______________________________

Optionee's Social Security Number:   _____-____-_____

Number of Shares Covered by Option:  ______________

Option Price per Share:  $_____.___

     By signing this cover sheet, you agree to all of the terms and conditions described in this Agreement and in the Plan, a copy of which is attached. You acknowledge that you have carefully reviewed the Plan and agree that the Plan will control in the event any provision of this Agreement should appear to be inconsistent with the terms of the Plan.

Optionee:         _________________________________________________________
                                      (Signature)

Company:          _________________________________________________________
                                      (Signature)

                  Title:  _________________________________________________


Attachment

           This is not a stock certificate or a negotiable instrument.

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                               ITC/\DELTACOM, INC.
                              STOCK INCENTIVE PLAN

                        INCENTIVE STOCK OPTION AGREEMENT

Incentive Stock Option               This Option is intended to be an incentive
                                     stock option under Section 422 of the
                                     Internal Revenue Code and will be
                                     interpreted accordingly. If you cease to be an employee of the Company, its parent or a subsidiary ("Employee") but continue to provide Service, this Option will be deemed a nonstatutory stock option three months after you cease to be an Employee. In addition, to the extent that all or part of this Option exceeds the $100,000 rule of section 422(d) of the Internal Revenue
                                     Code, this Option or the lesser excess part will be deemed to be a nonstatutory stock option.

Definitions                          Capitalized terms not defined in this
                                     Agreement are defined in the Plan, and have the meaning set forth in the Plan. The following additional terms have the meanings provided below:

                                     "Service" means service by you as an
                                     employee, officer, director or consultant to the Company or an Affiliate. A change in your position or duties shall not result in interrupted or terminated Service so long as you continue to be an employee, officer, director or consultant of the Company or an Affiliate.

                                     "Cause" means, as determined by the Board and unless otherwise provided in an applicable employment agreement between you and the Company or an Affiliate, (i) your gross negligence or willful misconduct in connection with the performance of your duties, (ii) your conviction of a criminal offense (other than minor traffic offenses) or (iii) your material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreement between you and the Company or an Affiliate.

Stockholder                          Approval Notwithstanding any provision of
                                     this Agreement to the contrary, this Option will not be exercisable until the Plan is approved by the Company's stockholders. If the Plan is not approved by the Company's stockholders within one year after the Plan's Effective Date, this Option will be null and void and of no force or effect.

Vesting This Option is only exercisable before it expires and then only with respect to the vested portion of the Option. Subject to the preceding sentence and the stockholder approval requirement set forth in the preceding paragraph, you may exercise this Option, in whole or in part, to purchase a whole number of vested shares not less than 100 shares, unless the number of shares purchased is the

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                                     total number available for purchase under
                                     the Option, by following the procedures set forth in the Plan and below in this Agreement.

                                     Your right to purchase shares of Stock
                                     under this Option vests as to one third
                                     (1/3) of the total number of shares covered by this Option, as shown on the cover sheet, on the Grant Date. An additional one third (1/3) of the shares of Stock will become vested on each of the first and second anniversaries of the Grant Date, provided you then continue in Service. The resulting aggregate number of vested shares will be rounded down to the nearest whole number of shares. You may not vest in more than the number of shares covered by this Option.

                                     Except as otherwise may be provided for in an applicable employment agreement between you and the Company or an Affiliate, no additional shares of Stock will vest after your Service has terminated for any reason.

Term Your Option will expire in any event at the close of business at Company headquarters on the day before the 10th anniversary of the Grant Date, as shown on the cover sheet. Your Option will expire earlier if your Service terminates, as described below.

Regular Termination                  If your Service terminates for any reason,
                                     other than your death, Disability or Cause, except as otherwise may be provided for in an applicable employment agreement between you and the Company or an Affiliate, then the unvested portion of your Option will terminate immediately and the vested portion of your Option will expire at the close of business at Company headquarters three (3) months after your termination date.

Termination for                      If your Service is terminated for Cause,
Cause                                then you will immediately forfeit all
                                     rights to your Option and the Option will immediately expire. In addition, you shall be required to forfeit to the Company an amount equal to the aggregate gain that you recognized pursuant to the vesting or exercise of Incentive Awards during the twelve (12) month period preceding your termination of Service (the "Look-back
                                     Period"). For this purpose the aggregate gain recognized by you is equal to the sum of: (i) the aggregate spread value of all Options exercised by you (including Options exercised by a Family member or Family
                                     Trust) during the Look-back Period, where the spread value is the difference between the fair market value of the Stock on the date of the Option exercise and the Option exercise price; (ii) the aggregate value of all shares of Restricted Stock owned by you that vested during the Look-back Period, less the purchase price, if any, for the Restricted Stock and (iii) the aggregate value of all shares of Stock delivered to you pursuant to

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                                    Restricted Units during the Look-back
                                    Period. Any amount required to be paid by you to the Company pursuant to this paragraph shall be reduced by any amount repaid by you to the Company pursuant to
                                    Section 304 of the Sarbanes-Oxley Act of
                                    2002.

Death If your Service terminates because of your death, then your Option will become 100% vested, and your Option will expire at the close of business at Company headquarters on the date which is twelve (12) months after the date of your death. During that twelve-month period, your estate or heirs may exercise your Option.

                                    In addition, if you die during the three (3) month period described in connection with a regular termination (a termination of your Service not on account of your death, Disability or Cause), and a vested portion of your Option has not yet been exercised, then your Option will instead expire on the date which is twelve (12) months after your termination date. In such a case, during the period following your death up to the date which is twelve (12) months after your termination date, your estate or heirs may exercise the vested portion of your Option.

Disability                          If your Service terminates because of your
                                    Disability, then your Option will become
                                    100% vested and your Option will expire at the close of business at Company headquarters on the date which is twelve
                                    (12) months after your termination date.

Leaves of Absence                   For purposes of this Option, your Service
                                    will not terminate when you go on a bona fide employee leave of absence that was approved by the Company in writing, if the terms of the leave provide for continued
                                    Service crediting, or when continued
                                    Service crediting is required by applicable law. However, your Service will be treated as terminating 90 days after you go on employee leave unless your right to return to active work is guaranteed by law or by a contract. Your Service will terminate in any event when the approved leave ends unless you immediately return to active employee work.

                                    The Company will determine, in its sole
                                    discretion, which leaves count for this
                                    purpose, and when your Service terminates for all purposes under the Plan.

Notice of Exercise                  When you wish to exercise this Option, you
                                    must notify the Company by filing the
                                    proper "Notice of Exercise" form at the
                                    address given on the form. Your notice must specify how many shares you wish to purchase (in a parcel of at least 100 shares generally). Your notice must also specify how your shares of Stock should be registered. The notice will be effective when it is

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                                     received by the Company.

                                     If someone else wants to exercise this
                                     Option after your death, that person must prove to the Company's satisfaction that such person is entitled to do so.

Form of Payment                      When you submit your notice of exercise,
                                     you must include payment of the Option
                                     Price for the shares you are purchasing.
                                     Payment may be made in one (or a
                                     combination) of the following forms:

                                     .    Cash, your personal check, a cashier's
                                          check, a money order or another cash
                                          equivalent acceptable to the Company.

                                     .    Shares of Stock which have already
                                          been owned by you for more than six
                                          months either by surrender of the
                                          shares to the Company or by written
                                          attestation of the shares. The value
                                          of the shares, determined as of the
                                          effective date of the Option exercise,
                                          will be applied to the Option Price.

                                     .    By delivery (on a form prescribed by
                                          the Company) of an irrevocable
                                          direction to a licensed securities
                                          broker acceptable to the Company to
                                          sell Stock and to deliver all or part
                                          of the sale proceeds to the Company in
                                          payment of the aggregate Option Price
                                          and any withholding taxes, provided
                                          that this form of payment will not be
                                          permitted without the express prior
                                          consent of the Board if you are an
                                          Executive Officer or Director at the
                                          time that you attempt to exercise this
                                          Option.

Withholding Taxes                    You will not be allowed to exercise this
                                     Option unless you make acceptable
                                     arrangements to pay any withholding or
                                     other taxes that may be due as a result of the Option exercise or sale of Stock acquired under this Option. In the event that the Company determines that any federal, state, local or foreign tax or withholding payment is required relating to the exercise or sale of shares arising from this grant, the Company will have the right to require such payments from you or to withhold such amounts from other payments due to you from the Company or any Affiliate.

Transfer of Option                   During your lifetime, only you (or, in the
                                     event of your legal incapacity or
                                     incompetency, your guardian or legal
                                     representative) may exercise the Option.
                                     You may not transfer or assign this Option.
                                     For instance, you may not sell this Option or use it as security for a loan. If you attempt to do any of these things, this Option will immediately become invalid. You may, however,

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                                     dispose of this Option in your will or this
                                     Option may be transferred upon your death by the laws of descent and distribution.

                                     Regardless of any marital property
                                     settlement agreement, the Company is not obligated to honor a notice of exercise from your spouse, nor is the Company obligated to recognize your spouse's interest in your Option in any other way.

Retention Rights                     Neither your Option nor this Agreement
                                     gives you the right to be retained by the Company (or any Affiliate) in any capacity.
                                     The Company (and any Affiliate) reserves the right to terminate your Service at any time and for any reason.

Shareholder Rights                   You, or your estate or heirs, have no
                                     rights as a stockholder of the Company
                                     until a certificate for your Option shares has been issued (or an appropriate book entry has been made). No adjustments will be made for dividends or other rights if the applicable record date occurs before your stock certificate is issued (or an appropriate book entry has been made), except as described in the Plan.

Adjustments                          In the event of a stock split, a stock
                                     dividend or a similar change in the Stock, the number of shares covered by this Option and the Option Price per share will be adjusted (and rounded down to the nearest whole number) if required pursuant to the Plan. Your Option will be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such a corporate transaction.

Applicable Law                       This Agreement will be interpreted and
                                     enforced under the laws of the State of
                                     Delaware, other than any conflicts or
                                     choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

The Plan                             The text of the Plan is incorporated
                                     in this Agreement by reference. This
                                     Agreement and the Plan constitute the
                                     entire understanding between you and the Company regarding this Option. Any prior agreements, commitments or negotiations concerning this Option are superseded.

Consent to Electronic                The Company may choose to deliver certain
Delivery                             statutory materials relating to the Plan in
                                     electronic form. By accepting this Option grant you agree that the Company may deliver the Plan prospectus and the Company's annual report to you in an electronic format. If at any time you would prefer to receive paper copies of these documents, which you are entitled to receive, the Company would be pleased to provide copies. Please contact
                                     ___________________ at ____________________
                                     to request

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                                     paper copies of these documents.

Certain Dispositions                 If you sell or otherwise dispose of Stock
                                     acquired pursuant to the exercise of this Option sooner than the first anniversary of the date you acquired the Stock, then you agree to notify the Company in writing within 30 days of such sale or disposition of the date of sale or disposition, the number of share of Stock sold or disposed of and the sale price per share.

     By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and in the Plan.

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